As filed with the Securities and Exchange Commission on April 20, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1000 Alfred Nobel Drive Hercules, CA 94547	94-1381833
(State or other jurisdiction of incorporation or organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

THE 2003 STOCK OPTION PLAN

OF BIO-RAD LABORATORIES, INC.

(Full title of the plan)

Sanford S. Wadler, Esq.

Vice President, General Counsel and Secretary

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, CA 94547

(510) 724-7000

(Name, Address and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Christopher L. Kaufman, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, CA 94025

(650) 328-4600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Class A and Class B Common Stock, $0.0001 par value	1,675,000 shares	$49.92	$83,616,000.00	$9,842

(1)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) for the shares registered hereunder (the average ($49.92) of the high ($50.49) and low ($49.35) prices for the Registrant’s Class A Common Stock quoted on the American Stock Exchange on April 15, 2005). The average of the high ($49.25) and low ($49.25) prices for the Registrant’s Class B Common Stock quoted on the American Stock Exchange on April 15, 2005 was $49.25.

PART I. Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II. Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Exchange Act (Commission File Number 001-07928):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (including information specifically incorporated by reference into our Form 10-K from our Annual Report to Stockholders for the fiscal year ended December 31, 2004 and Proxy Statement for our 2005 Annual Meeting of Stockholders);

•	Description of our common stock contained in our registration statement on Form S-2 (File No. 33-7036) filed with the Commission on August 26, 1986 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Information that we file later with the Commission will automatically update and supersede this information.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the common stock that we are offering are being passed upon by Sanford S. Wadler, Esq., our General Counsel. Mr. Wadler is also our Vice President and Secretary. Mr. Wadler holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of our outstanding common stock.

Item 6. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in

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settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Company has the power to indemnify its directors, officers and other persons against liability for certain acts pursuant to Section 145 of the DGCL and pursuant to the Company’s Bylaws and Certificate of Incorporation.

Section 7 of the Company’s Certificate of Incorporation provides as follows:

A director of the corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of any provision of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

In addition, the Company maintains a standard form of directors’ and officers’ liability insurance policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

4.1	The 2003 Stock Option Plan of Bio-Rad Laboratories, Inc., filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 and incorporated herein by reference.

5.1	Opinion of Sanford S. Wadler, Esq., Vice President, General Counsel and Secretary, as to the legality of the Common Stock being registered.

23.1	Consent of Sanford S. Wadler, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the

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registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hercules, State of California, on this 20th day of April, 2005.

BIO-RAD LABORATORIES, INC.

By:	/s/ Sanford S. Wadler
Sanford S. Wadler
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sanford S. Wadler with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 20, 2005.

/s/ Norman Schwartz	President and Director (Principal Executive Officer)
(Norman Schwartz)

/s/ Christine A. Tsingos	Vice President and Chief Financial Officer (Principal Financial Officer)
(Christine A. Tsingos)

/s/ James R. Stark	Corporate Controller (Principal Accounting Officer)
(James R. Stark)

Other Directors:

/s/ James J. Bennett	Director
(James J. Bennett)

Director
(Albert J. Hillman)

Director
(Ruediger Naumann-Etienne)

Director
(Philip A. Padou)

/s/ Alice N. Schwartz	Director
(Alice N. Schwartz)

/s/ David Schwartz	Director
(David Schwartz)

INDEX TO EXHIBITS

4.1	The 2003 Stock Option Plan of Bio-Rad Laboratories, Inc., filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 and incorporated herein by reference.

5.1	Opinion of Sanford S. Wadler, Esq., Vice President, General Counsel and Secretary, as to the legality of the Common Stock being registered.

23.1	Consent of Sanford S. Wadler, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).